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                                                                    EXHIBIT 99.1

                  Interliant To Appeal Nasdaq Delisting Notice

        Company's Common Stock Continues to Trade Pending Hearing Outcome

PURCHASE, NY, MAY 17, 2002 - Interliant, Inc. (Nasdaq:INIT), a leading provider of managed infrastructure solutions, announced that late yesterday it received a Nasdaq Staff Determination indicating that the Company failed to comply with the minimum market value of the publicly held shares requirement and the minimum bid price requirement for continued listing under Marketplace Rules 4450(b)(3) and
(4), respectively. The Company's securities, therefore, are subject to delisting from The Nasdaq National Market.

On or before May 23, 2002, the Company will request a hearing before the Nasdaq Listing Qualifications Panel to appeal the Staff Determination and, under Marketplace Rules, the hearing will be scheduled, to the extent practicable, within 45 days of this request. Pending a final decision by the Nasdaq Listing Qualifications Panel, the Company's common stock will continue to trade on The Nasdaq National Market. There can be no assurance as to the outcome of the appeal. If the Company is unsuccessful on appeal and its common stock is delisted from The Nasdaq National Market, the Company intends to apply for listing on the OTC Bulletin Board or another quotation system or exchange on which the Company's stock could qualify.

About Interliant
----------------

Interliant, Inc. (Nasdaq:INIT) is a leading provider of managed infrastructure solutions, encompassing messaging, security and hosting plus an integrated set of professional services products that differentiate and add customer value to these core solutions. The company makes it easier and more cost-effective for its customers to acquire, maintain and manage their IT infrastructure via selective outsourcing. Interliant sells to the large/enterprise market through its direct sales force and to the small and medium-business market (SMB) through its INIT Branded Solutions program, which allows companies to private label its offerings. Headquartered in Purchase, NY, Interliant has forged strategic alliances and partnerships with the world's leading software, networking and hardware manufacturers, including Check Point Software Technologies Inc., DELL Computer Corporation, IBM and Lotus Development Corp., Microsoft, Oracle Corporation, Sun Microsystems Inc. For more information about Interliant, visit www.interliant.com
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Interliant and INIT Branded Solutions are trademarks of Interliant, Inc., in the
United States, other countries, or both. Other company, product, and service names may be trademarks or service marks of others.

         This press release contains forward-looking statements that can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "plan," "forecast" and similar words and expressions. Such forward-looking statements involve risks and uncertainties that may cause actual results, performance, achievements and the timing of certain events to differ significantly from the results discussed or implied in the forward-looking statements. Therefore, no forward-looking statement can be guaranteed. Important factors to consider in evaluating such forward-looking statements include uncertainty that demand for our services will increase and other competitive market factors, changes in Interliant's business strategy or an inability to execute Interliant's strategy due to unanticipated changes in its business, its industry or the economy in general, unforeseen difficulties in integrating acquisitions and other factors set forth more fully in Interliant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all factors affecting Interliant's forward-looking statements and investors therefore should not consider any list of factors affecting Interliant's forward-looking statements to be an exhaustive statement of risks, uncertainties or potentially inaccurate assumptions. Interliant does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that Interliant's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.